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Exhibit 10.28

2002 AMENDMENT TO THE
JETBLUE AIRWAYS CORPORATION
401(k) RETIREMENT PLAN

        THIS AMENDMENT adopted this 18th day of December, 2002, by JETBLUE AIRWAYS CORPORATION (herein referred to as the "Employer").

W I T N E S S E T H:

        WHEREAS, the Employer has heretofore adopted a defined contribution pension benefit plan, effective as of October 1, 1999, known as the JetBlue Airways Corporation 401(k) Retirement Plan (herein referred to as the "Plan"); and

        WHEREAS, the Plan was amended and restated in its entirety pursuant to a plan document adopted on December 31, 2001; and said amended and restated Plan was further amended by the "EGTRRA Good Faith Amendments" adopted on September 19, 2002;

        WHEREAS, the Employer, pursuant to Section 8.1 of the Plan relating to amendments thereto, hereby desires to further amend the Plan.

        NOW, THEREFORE, effective as of January 1, 2002, except as otherwise provided herein, the Employer hereby amends the Plan as follows:

          I.    The first sentence of Section 1.8 of the Plan is amended by deleting said sentence in its entirety and by replacing it with the following:

            "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for the taxable year of the Participant ending with or within the Plan Year for which the Employer is required to furnish the Participant a written statement annually under Code Sections 6041(d), 6051(a)(3) and 6052.

          II.    Section 1.15 of the Plan is amended by adding, at the end thereof, the following additional paragraph:

            Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

          III.    Effective September 27, 2002, Section 1.16 of the Plan is amended by adding the following additional sentence:

    Effective September 27, 2002, any person who is employed by LiveTV, LLC shall be deemed to be an Employee of the Employer.

          IV.    Section 1.63 of the Plan is amended by deleting the same in its entirety and replacing it with the following:

            1.63    "Year of Service" means the 12-month computation period set forth below during which an Employee is credited with at least 1,000 Hours of Service.

            For vesting purposes, the computation period is the fiscal period based upon which a Participant's Compensation for the Plan Year is determined for purposes of Section 1.8.

            Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c).

            Years of Service with any Affiliated Employer shall be recognized.

            Years of Service with LiveTV, LLC and its predecessors shall be recognized.

          V.    Section 3.2 of the Plan is amended by deleting the first grammatical paragraph thereof in its entirety and by replacing it with the following:

            With respect to salary reduction elections pursuant to Section 4.2 and Employer matching contributions pursuant to Section 4.1(b), an Eligible Employee shall become a Participant in the Plan effective as of the later of (a) his date of employment with the Employer and (b) the first day of the payroll period in which his deferral election becomes effective in accordance with the rules established pursuant to Section 4.2(j).

          VI.    Section 4.1(b) of the Plan is amended deleting the second grammatical paragraph thereof in its entirety and by replacing it with the following;

            On behalf of a Participant who elects to defer Compensation in accordance with Section 4.2 (a) hereof, a matching contribution equal to 100% of such Participant's Deferred Compensation not in excess of 3% of his Compensation for the Plan Year, which amount shall be deemed an Employer Non-Elective Contribution. For purposes of the foregoing, the Employer shall accrue an incremental portion of the matching contribution separately each pay period during the Year, and shall contribute with respect to each pay period only the amount not in excess of 3% of the Participant's Compensation for the period. After the end of the Plan Year, the Employer shall make a "true-up" contribution on behalf of each Participant, equal to the excess of the matching contribution payable for the entire Plan Year, as determined under the first sentence hereof, over the aggregate amount of the periodic contributions previously made for the Year.

          VII.    The first sentence of Section 4.2 (a) of the Plan is amended by deleting said sentence in its entirety and by replacing it with the following:

            Each Participant may elect to defer, from the Compensation otherwise payable to him during the Plan Year, but for such election, an amount not exceeding the limits set forth in this Plan.

          VIII.    Section 4.2(j) of the Plan is amended by deleting the same in its entirety and replacing it with the following:

            (j)    The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

              (1)    An Eligible Employee may make an initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after first becoming eligible to participate in the Plan pursuant to Section 3.2. If the Eligible Employee fails to make an initial salary deferral election within such time, then such Eligible Employee may thereafter make an election in accordance with the rules governing modifications. Such election shall constitute a biding salary reduction agreement between such Employee and the Employer and shall be filed with the Administrator. Such election shall initially be effective beginning with the pay period during which or next following the acceptance of the salary reduction agreement by the Administrator, or as otherwise specified in rules established by the Administrator hereunder. The election shall not have retroactive effect, and shall remain in force until modified or revoked.

              (2)    A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing such new election with the Administrator. A modification shall not have retroactive effect, and shall remain in force until further modified or revoked.

              (3)    A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with such advance notice as may be acceptable to the Administrator. Such revocation shall become effective in accordance with the rules established by the Administrator hereunder. Furthermore, the termination of the Participant's employment or the cessation of his participation for any other reason shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

              (4)    The Administrator shall have authority to establish reasonable procedures governing the making of elections hereunder. These procedures shall determine the payroll period with respect to which elections shall become effective, with the aim of giving effect to elections promptly and without undue delay after being made and accepted while at the same time taking into account the reasonable requirements of the Employer's payroll, plan recordkeeping and other information systems.

          IX.    Section 4.4(b)(3) of the Plan is amended by adding, at the end of the second grammatical paragraph thereof, the following additional sentence:

            Notwithstanding the preceding sentence, however, (1) a Participant who is no longer actively employed on the last day of the Plan Year on account of death or Total and Permanent Disability during the Year shall be entitled to share in such contribution for the Year and (2) a Participant who is no longer actively employed on the last day of the Plan Year on account of his retirement during the Year at or after Normal Retirement Age shall be entitled to share in such contribution provided that a period of at least 12 consecutive months shall have elapsed between his initial date of hire and his retirement date.

          X.    A new Section 6.13 is added, as follows:

            6.13    LATEST TIME FOR MAKING DISTRIBUTION TO A TERMINATED PARTICIPANT

              Notwithstanding anything to the contrary in Sections 6.5, 6.6 and 6.7, in the event that a terminated Participant's account remains undistributed to him or his Beneficiary, in whole or in part, when the Participant attains (or would have attained, if still living) age 65, the Administrator shall immediately distribute such Participant's entire nonfeitable account balance.

          XI.    Section 4.10 (a) of the Plan is amended by deleting the same in its entirety and replacing it with the following:

            (a)    If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the "excess amount" will be disposed of in the following manner:

              (1)    The Participant's share of the Employer's discretionary contributions pursuant to Section 4.1(c) will be reduced to the extent necessary to reduce the "excess amount." The amount so reduced shall be held unallocated in a "Section 415 suspense account" and will thereafter be applied to reduce future Employer contributions in the succeeding "limitation years" as provided in Regulation 1.415-6(b)(6)(i).

              (2)    If, after the application of subparagraph (1) above, an "excess amount" still exists, any unmatched Deferred Compensation of the Participant will be reduced to the extent necessary to reduce the "excess amount." The Deferred Compensation so reduced (and any gains attributable to such Deferred Compensation) will be distributed to the Participant.

              (3)    If, after the application of subparagraph (2) above, an "excess amount" still exists, any Deferred Compensation which is matched and the matching contributions which relate to such Deferred Compensation will be reduced proportionately to the extent necessary to reduce the "excess amount." The Deferred Compensation so reduced (and any gains attributable to such Deferred Compensation) will be distributed to the Participant, and the Employer matching contributions so reduced (and any gains attributable to such matching contributions) will be used to reduce the Employer contribution in the next "limitation year."

* * *

        The Plan, as herein amended, is hereby ratified, approved and confirmed as being in full force and effect as of the date hereof.

* * *

IN WITNESS WHEREOF, the undersigned Employer has executed this Amendment as of the day and year first above written, to become effective January 1, 2002.

EMPLOYER:
JETBLUE AIRWAYS CORPORATION
By:	/s/ VINCENT STABILE Name: Vincent Stabile Title: V.P.-People

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2002 AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 401(k) RETIREMENT PLAN